                                  US ONCOLOGY

                              EMPLOYMENT AGREEMENT




     This Agreement is made and entered into this day of _______, , by and between US ONCOLOGY, INC., a Delaware corporation (together with its subsidiaries, hereinafter referred to as the "Company"), and __________ (hereinafter referred to as "Employee"). In consideration of the mutual terms, conditions and covenants hereinafter set forth, the Company and Employee agree to the following:

1.   TERM AND RENEWAL.

     Except as otherwise provided herein, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to remain in the employ of the Company, for a three (3) year period commencing on the date of this Agreement. Provided that this Agreement has not already been terminated, this Agreement shall automatically renew for successive one-year terms, unless the Company provides to the Employee written notice at least thirty (30) days prior to the expiration of the initial or any renewal term that the Company is not renewing this Agreement.

2.   POSITION AND DUTIES.

     The Employee, at the discretion of the Board of Directors, Chief Executive Officer of the Company or his designee, in accordance with Company policy, shall perform such duties and services as assigned. The reporting relationship of the Employee may from time to time be determined by the Board of Directors, Chief Executive Officer or his designee and shall not be construed as a loss of responsibility or a change in control. Employee shall not have the authority to enter into any contracts, agreements, undertakings or other arrangements on behalf of the Company except to the extent that he is authorized to do so by the Board of Directors, Chief Executive Officer of the Company or his designee.

     Employee shall, at all times, devote his full time and attention to the business and affairs of the Company, and shall use his best efforts to perform faithfully and efficiently such responsibilities. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, provided, however, that:

          (i) such investments would not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement;

          (ii) such investments are not in violation of any provision of Section 5 or Section 6 of this Agreement; or

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 2


         (iii) such investments are not in violation of Company policies in effect from time to time.

     Employee shall not be required by the Company to be relocated out of the Greater Houston metropolitan area, except for routine visits to the Company's locations and except as may be necessary or desirable in the ordinary course of the Company's business.

3.   COMPENSATION AND BENEFITS.

     The Company shall provide the following compensation to Employee for his services under this Agreement:

     (a)  Base Salary.

     The Company shall pay Employee a base salary at an annual rate of $
___________

     (the "Base Salary"). The Base Salary shall be payable in equal semi-monthly installments on the fifteenth and final days of each month during the term of this Agreement or the standard payroll cycle in effect during this Agreement. The Base Salary may be reviewed and increased on an annual basis by the Company's Board of Directors (or a committee thereof), as circumstances dictate and in the sole discretion of the Company's Board of Directors (or a committee thereof).

     (b)  Annual Bonus.

     The Employee shall be eligible for a bonus as determined by the Company's Board of Directors (or a committee thereof).

     (c)  Expense Reimbursement.

     The Company shall reimburse Employee for all business-related expenses incurred by Employee in conducting authorized business activities on behalf of the Company; provided, however, that Employee must provide reasonably suitable receipts and other records of the expenses to be reimbursed.

     (d)  Welfare Benefit Plans.

     In accordance with, and subject to, the terms of the applicable plan documents, Employee shall be eligible to participate in such welfare benefit plans of the Company as may be in effect from time to time. The foregoing shall not, in any respect, require the Company to implement, continue or amend any plan.


     (e)  Vacation Holidays.

     Employee shall be eligible for such annual paid vacation, sick leave and holidays as the Company may, in its discretion, provide for the employees of the Company under the Company's policies and programs, it being agreed that the foregoing shall not in any respect require the Company to continue or put into effect any plan, practice, policy or program. Employee shall have no right to receive pay in lieu of vacation, sick leave or holidays, and upon the termination of the Employee's employment pursuant to this Agreement, all unearned vacation, sick leave or holidays shall be lost.

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 3

     (f) The compensation paid pursuant to Sections 3(a) and 3(b) of this Agreement as referred to herein shall be subject to any and all applicable payroll and withholding deductions required by the law of any jurisdiction, state or federal, with taxing authority with respect thereto.

4.  TERMINATION.

     (a)  Termination Events.

     This Agreement, and the employment relationship between Employee and the Company, shall terminate upon the occurrence of any of the following:

          (i)   the death of Employee;

          (ii) the disability, as defined and determined by the Company's Long Term Disability carrier, of Employee for a continuous period of at least six (6) months;

          (iii) the Company providing Employee with written notice that it is genuinely dissatisfied with his performance and is therefore terminating his employment;

          (iv) the expiration of the thirtieth (30th) day after the Company provides Employee with written notice that it is terminating his employment without cause, or for any reason that does not constitute genuine dissatisfaction with his performance;

          (v) the expiration of the thirtieth (30th) day after Employee provides the Company with written notice that he is resigning his employment.

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 4



          (vi) the expiration of the stated term of this Agreement, as it may from time to time be extended.

          (vii) the Company may by action of the Board of Directors, Chief Executive Officer or his designee terminate Employee's employment under this Agreement for cause without any prior notice, upon the occurrence of any of the following events:

                (a) the conviction of Employee, whether or not appeal be taken, of any misdemeanor or felony crime involving personal dishonesty, moral turpitude or willfully violent conduct;

                (b) any embezzlement or wrongful diversion of funds of the Company or any affiliate of the Company;

                (c)  gross business misconduct by Employee;

                (d)  gross malfeasance by Employee in the conduct of his duties;

                (e)  breach of Section 5 or Section 6 of this Agreement; or

                (f) any other breach of any of the terms of this Agreement and such breach has not been corrected after the Company has given Employee reasonable notice thereof and a reasonable opportunity to correct any such breach.

          (viii) the Employee providing the Company with written notice that the Company has breached the last paragraph of Section 2 hereof.

     (b)  Effect of Termination and Severance Benefits.

     If this Agreement is terminated under Section 4(a)(i), Section 4(a)(ii),
Section 4(a)(iii), Section 4(a)(iv) or Section 4(a)(viii), then Employee shall be entitled to termination pay. Employee shall continue to receive his Base Salary from the date of termination for a period equal to the greater of one (1) year or the remaining term of this Agreement. In addition, the Employee will be eligible to receive COBRA benefits. The Company shall make such severance payments on a monthly basis, equal to the annual base salary then in effect divided by twelve (12). The monthly severance payments shall be made by the end of the first payroll cycle currently in effect.

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 5



     If this Agreement is terminated under Section 4(a)(v), Section 4(a)(vi) or
Section 4(a)(vii), then Employee shall be entitled to no additional compensation following the date of termination.

     If Employee is fifty (50) or more years of age at the time his employment terminates under Section 4(a)(i), Section 4(a)(ii), Section 4(a)(iii), Section 4(a)(iv) or Section 4(a)(viii), and Employee has worked for the Company for five (5) or more years prior to his termination, then Employee and eligible dependents at the time of terminating event shall be permitted, in addition to any other benefits, to participate in the Company's health benefit plan, at Employee's expense, until age 65. This provision is not applicable, however, if the provisions of the Company's health benefit plan in effect during coverage period up to age 65 terminates. In this event, the Company will make available an equivalent individual policy of comparative coverage, payable by Employee up to the Company's then current group rate. In the event of Medicare eligibility, the Company's obligation for providing insurance coverage ceases.

     (c) Survival of Provisions Following Termination.

     Notwithstanding any termination of this Agreement, Sections 3, 4, 5, 6, 7, 8, 9 and 10 of this Agreement, and the rights and obligations created therein, shall survive without limitation.

5.   CONFIDENTIALITY.

     (a)  Confidential and Proprietary Information.

     The Company's business profitability and good will are directly dependent upon the confidential development, implementation and use of various marketing and purchasing strategies, management and operating techniques, designs and systems and other matters of a similar proprietary nature. Such activities necessarily include, without limitation, reviewing financial data, presentation or sales materials, materials regarding the Company's affiliated physician groups, materials regarding the Company's products and lists or other compilations of information concerning aspects of the Company's business and existing and prospective clients, and the business, operations and affairs of the Company's existing and prospective clients. All such information is proprietary in nature, and the Company strives to keep such information confidential (hereinafter collectively referred to as the Company's "Confidential and Proprietary Information").

     To enhance Employee's work performance and abilities, the Company has agreed to and will provide Employee with access to, and the right to use its Confidential and Proprietary Information. Employee acknowledges that such information is, and must be treated as, confidential. Employee further acknowledges that access to, and

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 6



knowledge of, the Company's Confidential and Proprietary Information will give him a competitive advantage in any future endeavors.


     (b)  Confidentiality Maintained.

     Employee is or will be employed in a position which is directly involved in the development and conduct of the Company's business, and in such capacity Employee will be provided access to and will gain knowledge of the Company's Confidential and Proprietary Information. Employee shall, both during and after his employment by the Company, preserve, protect and hold in strictest confidence the Company's Confidential and Proprietary Information. Employee will at all times, during and after the term of this Agreement, strictly observe and comply with the terms of any confidentiality or similar agreements between the Company and its clients.

     (c)  No Use of Information.

     Employee shall not, either during or after his employment with the Company, use for himself or disclose to or use for any other persons, directly or indirectly, any of the Company's Confidential and Proprietary Information, except in carrying out his duties and responsibilities as an employee of the Company or as such disclosure or use is expressly authorized by the Company in writing.

     (d)  Non-Removal of Records.

     All Confidential and Proprietary Information and all files, reports, computer discs, tapes, cards or other computer records, materials, designs, records, documents, notes, memoranda, specifications, equipment and other items, and any originals or copies thereof, relating to the business of the Company which the Employee is either provided, prepares himself, uses, or otherwise acquires during his employment with the Company, are and shall remain the sole and exclusive property of the Company, and no such items (to the extent they exist or are recorded in any tangible form) shall be removed from the Company's premises without the prior consent of the Company, and all such items shall be immediately returned to the Company upon termination of the Employee's employment with the Company.

     (e)  Exceptions.

          (i) The restrictions contained in this Section 5 shall not apply to any information that is or becomes generally available to and known by the public (other than as a result of unpermitted disclosure directly or indirectly by Employee or his affiliates, advisors or representatives).

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 7



          (ii) It shall not be a breach or violation of Employee's covenants under Section 5 if a disclosure is made pursuant to a court order, a valid administrative subpoena or a lawful request for information by an administrative or regulatory agency. Employee shall give the Company prompt notice of any such court order, subpoena or request for information.

6.   NON-COMPETITION AND NON-SOLICITATION.

     (a)  Consideration Acknowledged.

     Employee acknowledges that his employment with the Company has been, and will continue to be, special, unique and of an extraordinary character and that, in connection with such employment, he has acquired, acquires, and will continue to acquire, special skills and training. Employee further acknowledges that the covenants contained in this Section 6 are an essential part of his engagement by the Company and that, but for his agreement to comply with such covenants, the Company would not have entered into this Agreement. Finally, Employee acknowledges that he has gained access to and use of the Company's Confidential and Proprietary Information because of his covenants contained in this Section 6, and that he would be competitively advantaged against the Company because of his knowledge of such Confidential and Proprietary Information.

     (b)  Employee Covenant.

     Employee covenants, and agrees, that he shall not, during the Employment Period and for a period of one (1) year after the termination of his employment with the Company:

          (i) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either (a) hire, attempt to hire, contact or solicit with respect to hiring any employee of the Company or (b) induce or otherwise counsel, advise or encourage any employee of the Company to leave the employment of the Company; or

          (ii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 8



                 benefit or for the benefit of any other person or entity, solicit, divert or take away any existing or prospective customers, clients, affiliated physician groups or affiliated physicians of the Company, who were such during his employment with the Company; or

          (iii) act or serve, directly or indirectly, as principal, agent, independent contractor, consultant, director, officer, employee, employer or advisor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer or as owner of any other type of interest) any business, undertaking or entity that conducts a business similar to the Business (as hereinafter defined) or provides or sells a service which is the same or substantially similar to, or otherwise competitive with, the services provided by the Business within the United States of America. "Business" shall mean (i) management and administration of the non-medical aspects of oncology and diagnostic radiology practices, (ii) operation and management of a clinical research or site management organization focusing on oncology or diagnostic radiology, (iii) any Internet or technology based applications focusing on oncology or diagnostic radiology or
                 (iv) any business or undertaking substantially similar to any of the foregoing.

     (c)  Anti-Disparagement.

     Employee shall not, either during or after the termination of Employee's employment with the Company, make any public or private remarks or comments that are intended, or could reasonably be construed as, disparaging of the Company, its directors, officers, products, business or services.

     (d)  Limitation on Scope.

     Should any portion of this Section 6 be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Employee hereunder, and only in such event, then the parties consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 9




7.   EFFECT OF CHANGE OF CONTROL.

     For purposes of this Agreement, a "Change of Control" is defined as (i) the transfer of beneficial ownership of a majority of the outstanding shares of US Oncology stock to any person or entity (including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934); (ii) the stockholders of the Company prior to any merger, consolidation or other transaction do not continue to own at least fifty percent (50%) of the surviving entity following such merger, consolidation or other transaction; (iii) the Company sells, leases or exchanges all or substantially all if its assets to any other person or entity (other than a wholly owned subsidiary of the Company);
(iv) the Company is materially or completely liquidated; or (v) during any consecutive two-year period, individuals who constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office . Notwithstanding anything contained herein to the contrary, a "Change of Control" shall not be deemed to have occurred in the event of a tender offer, leveraged buyout, leveraged recapitalization or similar transaction in which one or more then executive officers of the Company participates directly or indirectly as an investor or participant in such transaction. If a Change of Control occurs, then the following provisions become applicable and prevail over any inconsistent provisions found in this Agreement:

     (a) The term of this Agreement shall automatically extend to a period of three (3) years commencing on the date of the Change of Control, and may, upon the expiration of that three (3) year term, be renewed for successive one (1) year terms as provided for in Section 1 of this Agreement;

     Employee may, at any time within six (6) months (consideration period) of the date of the Change of Control, terminate his employment for any reason, or no reason at all, by providing written notice of his resignation to the Company. Upon submitting such a resignation within six (6) months of the date of the Change of Control, Employee shall, for a period of twelve (12) months from the date of termination, continue to receive his Base Salary and be eligible to participate in the Company's COBRA benefit plan. The Company shall make such severance payments on a monthly basis, equal to the annual base salary then in effect divided by twelve (12). The monthly severance payments shall be make by the end of the first payroll cycle currently in effect.

     (b) If Employee does not submit such a resignation within six (6) months of the date of the Change of Control, Employee termination rights, and eligibility for any severance benefits, revert to only those provided for in Section 4 of this Agreement.

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 10




8.   REMEDIES AND DISPUTE RESOLUTION.

     With respect to each and every breach or violation or threatened breach or violation by Employee of Section 5 or Section 6 of this Agreement, the Company may, in addition to all other remedies available to it, file a lawsuit or otherwise apply to any court of competent Jurisdiction for entry of an immediate order enjoining or restraining Employee from engaging in any such breach or violation or threatened breach or violation by Employee.

     With the exception of the Company's right to seek injunctive relief in a judicial forum for any breach or violation or threatened breach or violation by employee of Section 5 or Section 6 of this Agreement, all disputes between Employee and the Company that arise out of concern, or are based, in whole or in part, upon any provision of this Agreement shall be resolved through binding arbitration conducted under the Employment Arbitration Procedures of the American Arbitration Association. The parties shall bear their own costs in any such arbitration proceeding; provided, however, that the Company shall reimburse the Employee for the Employee's legal costs, including attorneys' fees, incurred in such arbitration proceeding if the Employee substantially prevails in such arbitration proceeding.

9.   SEVERABILITY.

     The provisions of this Agreement are severable, and any judicial determination that one or more of such provisions, or any portion thereof, is invalid or unenforceable shall not affect the validity or enforceability of any other provisions, or portion thereof, but rather shall cause this Agreement to first be construed in all respects as if such invalid or unenforceable provisions, or portions thereof, were modified to terms which are valid and enforceable and provide the greatest protection to the Company's business and interests; provided, however, that if necessary to render this Agreement enforceable, it shall be construed as if such invalid or unenforceable provisions, or portions thereof, were omitted.

10.   SUCCESSORS.

     (A)  Employee.

     This Agreement is personal and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution.

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 11




     (B)  Company.

     This Agreement is personal and without the prior written consent of the Employee shall not be assignable by the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

11.   MISCELLANEOUS.

     (a)  Governing Law; Captions; Amendment.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b)  Notices.

     All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid addressed as follows:

     If to the Employee:


           ---------------------

     If to the Company:

          c/o Chief Executive Officer
          US Oncology, Inc.
          16825 Northchase Drive, #1300
          Houston, Texas  77060

or to such other address as any party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually delivered to the addressee or when delivered to the address specified in accordance with the terms of this Agreement.

US Oncology                                                        Confidential
Employee Agreement                                                 ------------
Page 12



     (c)  Entire Agreement.

     This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof and supersedes and completely replaces any earlier agreement, written or oral, with regard thereto.

     IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.

                                    EMPLOYEE



                                    -------------------------------


                                    US Oncology, Inc.


                                    By:----------------------------
                                         R. Allen Pittman
                                         Chief Administrative Officer &
                                         Vice President of Corporate Services
                                         US Oncology, Inc.

                                    For: R. Dale Ross
                                         Chief Executive Officer
                                         US Oncology, Inc.